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                                                                      Exhibit 21


                            Significant Subsidiaries
                      of Teledyne Technologies Incorporated

            Teledyne Brown Engineering, Inc. (a Delaware corporation) Teledyne Continental Motors, Inc. (a Delaware corporation)